Public Company Management Corporation Debuts New Information Products for Business Owners

New White Papers, Subscription Service Offer Education About Public Equity Markets

LAS VEGAS, NV - May 4, 2005 - Public Company Management Corporation (OTC BB: PUBC) has just released five new white papers that address pertinent and salient issues for owners of growing businesses. These white papers, each available at www.PubCoWhitePapers.com, cover a range of pressing topics from the Sarbanes-Oxley Act (SOX) to the financial benefits of incorporating a business. The latest releases represent PUBC's continuing efforts to educate small businesses, both foreign and domestic, about the process and benefits of accessing public equity markets. PUBC provides consulting and compliance services for small public and soon-to-be-public companies that trade on the OTCBB, similar to the services provided for Fortune 500 companies by businesses like The Corporate Executive Board Company (NASDAQ: EXBD) and Navigant Consulting, Inc. (NYSE: NCI)

"We are thrilled to unveil this new slate of white papers, each developed with the small business owner in mind," said Stephen Brock, PUBC president and CEO. "Because of our own history as a small business that is finding success as a public company, we're passionate about educating other small business owners about the outstanding opportunities offered by the public equity markets. Each of these white papers is packed with vital information that is packaged in a practical, easy-to-use format, and each addresses topics that are crucially important to entrepreneurs who want to cut costs, raise capital, and grow their businesses exponentially."

The new white paper offerings include:

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The Benefits of Incorporating. If your business is not incorporated, you may be throwing away thousands of dollars in allowable tax savings and deductions each year. This white paper discusses how the decision to incorporate can protect your personal assets, and the positive effects such a decision can have on your business.

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The Corporate Insider's Handbook, Part 1. This product offers an insider's look at a number of topics of concern to growing corporations, such as acquisition financing; capitalization process and model; stock options and incentive plans as employee benefits; critical, non-numerical success factors in pre-public companies; pitching venture capitalists; and current trends in financing and transactions.

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Marshalling the Forces: The Lineup Card. Developed for business owners who have decided to take their companies public, this white paper discusses how to assemble the right team to help them complete the going-public process. Topics include what to look for in various team members, the roles typically filled by each team member, and options for cutting costs and shortening the process.

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SOX 404 Primer and SOX 301 Primer. As small companies prepare to access public equity markets, it is essential that they prepare for compliance with the rules and regulations of SOX, a U.S. law passed in 2002 to strengthen corporate governance and restore investor confidence. These white papers offer cost-effective approaches and innovative solutions for complying with the most challenging parts of the law, Sections 301 and 404.

While these papers serve as powerful educational tools for companies considering going public, they're also essential reading for executives whose companies are already trading on the OTCBB. For those currently trading, white papers from PUBC allow them to become better educated about the necessity of internal controls and the effects of new regulations such as SOX 404, as the law's initial reprieve has ended and all public companies must now be compliant. In fact, PUBC offers public companies a complimentary compliance study to help determine their compliance needs. To take advantage of the study, company executives can complete the form at http://www.PCMS-Team.com/openline.php.

In addition to the new white papers, PUBC has also just announced the publication of its new monthly newsletter, SME Capital Market News. The cornerstone of PUBC's new subscription service, the newsletter is an indispensable resource in the areas of acquisition, capital funding, administration, compliance, growth and expansion and the management of public companies. The full subscription service, to be launched this month, will offer subscribers a number of benefits including the newsletter; discounts on PUBC products; 24/7 access to the new "PWP Reference Series," 24/7 access to teleconference calls and recordings; and a monthly teleconference with PUBC President, Stephen Brock.

Already in 2005, PUBC has secured contracts to handle the process of going public for a number of companies, including MilFin Inc., Supremacy Financial Corporation, Pro Travel Network Inc., Terrax Inc., and Millennium Technology. Once these companies are public entities, PUBC will help them manage compliance issues through its subsidiary, Public Company Management Services (www.PCMS-Team.com).

About Public Company Management Corporation

PUBC helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets. PUBC supports the full lifecycle of entering the public market through its various subsidiaries:

Education -- Pubco White Papers

 (http://www.PubcoWhitePapers.com) hosts a comprehensive

 body of knowledge on private and public equity markets.

Registration and listing -- Go Public Today

 (http://www.GoPublicToday.com) provides a complete solution to help small companies register securities for public

 offerings and obtain a listing on the OTCBB.

Regulatory compliance -- Public Company Management

 Services (http://www.PCMS-Team.com) assists new and

 existing public companies in negotiating the new

 complexities of maintaining a public company and creating

 sustainable and affordable compliance processes.

PUBC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

Safe Harbor

This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

Public Company Management Corporation (OTC Bulletin Board: PUBC)

Contact:
Public Company Management Corporation
Stephen Brock
President/CEO
Phone: (702) 222-9076
info@PublicCompanyManagement.com
www.PublicCompanyManagement.com

Source: Public Company Management Corporation